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IRONCLAD PERFORMANCE WEAR CORPORATION

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Ironclad Performance Wear Postpones 2017 Annual Meeting of Stockholders

FARMERS BRANCH, TX – June 23, 2017 – Ironclad Performance Wear Corporation (ICPW:OTCQB), the recognized leader in high-performance task-specific work gloves, announced today that it has postponed its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled to be held on June 27, 2017.

The new Annual Meeting date is Wednesday, July 26, 2017. The Annual Meeting will be held at 10:00 a.m. Central Time at the Company’s offices, located at 1920 Hutton Court, Suite 300, Farmers Branch, TX 75234.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia, Middle East, Asia and South America.

Contact

William Aisenberg, CFO

Bill.Aisenberg@ironclad.com

(972) 996-5664